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                                                                    EXHIBIT 10.1

                             REVOLVING CREDIT NOTE

                                COASTAL BANC ssb

   Houston, Texas               September _____, 1999         $17,600,000.00


         FOR VALUE RECEIVED, the undersigned, ALLIED MORTGAGE CORPORATION, a Texas corporation, and ALLIED MORTGAGE CAPITAL CORPORATION, a Texas corporation (herein called "Maker", whether one or more), jointly and severally, promise to pay to the order of COASTAL BANC ssb (herein called "Payee," which term herein in every instance shall refer to any owner or holder of this note) the sum of SEVENTEEN MILLION SIX HUNDRED THOUSAND AND NO/100 DOLLARS ($17,600,000.00), or so much thereof as may be advanced to such Maker from time to time hereunder by Payee, whichever is less, together with interest on the principal hereof from time to time outstanding to such Maker from the date of advancement until maturity, at the per annum rate hereinafter stated (computed on the basis of a year of 360 days and paid for the actual number of days elapsed, subject to usury savings provision contained herein), said principal and interest being payable in lawful money of the United States of America at the offices of Coastal Banc ssb, 5718 Westheimer, Suite 400, Houston, Harris County, Texas 77057, or at such other place in Harris County, Texas, as Payee may designate hereafter in writing.

         This note is issued pursuant to a loan agreement dated April 30, 1996 by and among Maker and Payee (the "Loan Agreement"), and reference is made to the Loan Agreement for all purposes, including, but not limited to, obligations of Payee to advance funds hereunder, mandatory prepayment obligations of Maker, interest rates applicable hereto, exercise of rights and remedies, certain rights as to the prepayment and the acceleration of the maturity. Capitalized terms used but not defined herein have the meanings assigned to them in the Loan Agreement. This note is given in replacement, but not extinguishment, of that certain revolving credit note ("Prior Note") dated June 1, 1999 in the original principal sum of $30,000,000.00, executed by Maker payable to the order of Payee. All liens, assignments, and security interests securing the Prior Note are hereby ratified and confirmed, renewed, extended and carried forward as security for this note, in addition to and cumulative of all other security.

         The principal balance hereof advanced and from time to time remaining unpaid shall bear interest during each day of the term of the loan evidenced hereby at a variable annum rate equal to the lesser of (a) the Basic rate, or
   (b) the Maximum Rate.

         Notwithstanding the foregoing, if at any time the Basic Rate shall exceed the Maximum Rate and thereafter the Basic Rate shall become less than the Maximum Rate, the rate of interest payable hereunder on the entire unpaid principal hereof shall be the Maximum Rate until there shall have accrued in favor of Payee such amount of interest as Payee would have otherwise received if the Basic Rate had not been limited to the Maximum
   Rate during the period of time that the Basic Rate exceeded the Maximum Rate.



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         If a maturity or final payment of this note, the total amount of interest accrued hereon is less than the total amount of interest which would have accrued had the Basic Rate not been limited to the Maximum Rate, Maker agrees, to the full extent permitted by applicable law, to pay to Payee an amount equal to the positive difference, if any, derived by subtracting (a) the amount of interest which accrued hereon pursuant to the provisions of the foregoing two (2) paragraphs from (b) the lesser of (i) the amount of interest which would have accrued on this note if the Maximum Rate had at all times been in effect, or (ii) the amount of interest which would have accrued if the Basic Rate, not limited to the Maximum Rate, had at all times been in effect.

         All past due principal and interest of the note, whether due as the result of acceleration of maturity or otherwise, shall bear interest at the per annum rate equal to the Maximum Rate, from the date the payment thereof shall have become due until the same shall have been fully discharged by payment.

         Interest shall be due and payable monthly as it accrues on the unpaid principal amount of this note from time to time outstanding, the first payment of interest to be due and payable on the 1st day of each succeeding calendar month thereafter until the Termination Date, when the then remaining unpaid balance of principal of this note plus all accrued and unpaid interest shall become due and payable.

         Until the Termination Date, Maker may borrow, pay, prepay in whole or in part and reborrow hereunder subject to the terms and conditions set forth in the Loan Agreement, it being understood that this note is a revolving credit note; it being expressly contemplated that, by reason of prepayments hereon, there may be times when no indebtedness is owing hereunder, but, notwithstanding such occurrences, this note shall remain valid and shall be in full force and effect as to loans or advances made subsequent to such occurrences; and it being understood and agreed that advances and repayments of principal under this note are not limited to the face amount of principal, but to a maximum of the face amount of principal at any one time outstanding. Payee may advance funds pursuant to this note from time to time, and from time to time the undersigned will make repayments on the principal of this note, so that no more than the face amount of principal shall be outstanding at any one time. Each advance and each payment of principal hereunder shall be reflected by a notation made by Payee in its business records. The aggregate unpaid principal amount of advances reflected by the notations made in Payee's business records shall be conclusive evidence of the principal amount owing under this note, absent manifest error, which amount the undersigned unconditionally promises to pay to the order of Payee under the terms hereof.

         Except as otherwise provided in the Loan Agreement, Maker and any and all sureties, guarantors and endorsers of this note and all other parties now or hereafter liable hereon, severally waive grace, demand, presentment for payment, protest, notice of any kind (including, but not limited to, notice of dishonor, notice of protest, notice of intention to accelerate and notice of acceleration) and diligence in collecting and bringing suit against any party hereto, and agree (i) to all extensions and partial payments, with or without notice, before or after maturity, (ii) to any substitution, exchange or release of any security now or hereafter given for this note, (iii) to the release of any party primarily or secondarily liable hereon, and (iv) that it will not be necessary for Payee, in order to enforce payment of this note, to first institute or exhaust Payee's remedies against Maker or any other party liable therefor or against any security for this note.

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         If this note or any installment hereof is not paid when due (whether the same becomes due by acceleration or otherwise) and it is placed in the hands of an attorney for collection (whether or not suit is filed), or if this note is collected through legal proceedings including but not limited to suit, probate, insolvency or bankruptcy proceedings, Maker agrees to pay all reasonable attorneys' fees and all expenses of collection and costs of court.

         It is the intention of the parties hereto to comply strictly with applicable usury laws; accordingly, notwithstanding any provision to the contrary in this note or in any of the Loan Documents, in no event, shall this note or any of the other Loan Documents require or permit the payment, charging, taking, reserving, or receiving of any sums constituting interest under applicable laws which exceed the maximum amount permitted by such laws. If any such excess interest is contracted for, charged, taken, reserved, or received in connection with the loan evidenced by this note or in any of the other Loan Documents or otherwise relating hereto, or in any communication by Payee or any other person to Maker or any responsible party liable for payment of this note, or in the event all or part of the principal or interest hereof shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved, or received on the amount of principal actually outstanding from time to time under this note shall exceed the maximum amount of interest permitted by applicable usury laws, then in any such event it is agreed as follows: (i) the provisions of this paragraph shall govern and control, (ii) any such excess shall be canceled automatically to the extent of such excess, and shall not be collected or collectible, (iii) any such excess which is or has been received shall be credited against the then unpaid principal balance hereof or refunded to Maker, at Payee's option, and (iv) the effective rate of interest shall be automatically reduced to the maximum lawful rate allowed under applicable laws as construed by courts having jurisdiction hereof or thereof. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved, or received in connection herewith which are made for the purpose of determining whether such rate exceeds the maximum lawful rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of the loan, including all prior and subsequent renewals and extensions, all interest at any time contracted for, charged, taken, reserved, or received. The terms of this paragraph shall be deemed to be incorporated in every Loan Document and communication relating to this note and loan. The "applicable usury laws" shall mean such laws of the State of Texas or the laws of the United States, whichever laws allow the higher rate of interest, as such laws now exist; provided, however, that if such laws shall hereafter allow higher rates of interest, then the applicable usury laws shall be the laws allowing the higher rates, to be effective as of the effective date of such laws.

         V.T.C.A., Finance Code Section 346.003 shall not apply to this Note.

         Except to the extent required by federal law, this note shall be governed by and construed under the laws of the State of Texas.

         Any check, draft, money order or other instrument given in payment of all or any portion hereof may be accepted by Payee and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of Payee except to the extent that actual cash proceeds of such instrument are unconditionally received by Payee.

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         To the extent that the interest rate laws of the State of Texas are applicable to this note, the applicable interest rate ceiling is the weekly ceiling determined in accordance with Chapter 303 of the Texas Finance Code, as amended or recodified.

         Maker represents and warrants to Payee and to all other owners and holders of any indebtedness evidenced hereby that all loans evidenced by this note are for business or commercial purposes as such terms are used or defined in Texas Revised Civil Statutes, Section 303 of the Texas Finance Code and Regulation Z promulgated by the Board of Governors of the Federal Reserve System and under Titles I and V of the Consumer Credit Protection Act.

         This note is unconditionally and irrevocably guaranteed by Jim C.
Hodge.

         This note is secured as provided in the Loan Agreement and is entitled to all of the benefits of the Loan Agreement.

                                                 MAKER:

                                                 ALLIED MORTGAGE CORPORATION,
                                                 a Texas corporation

                                                 By: /s/ JIM C. HODGES
                                                    ----------------------------
                                                       JIM C. HODGE, President



                                                 ALLIED MORTGAGE CORPORATION,
                                                 a Texas corporation


                                                 By: /s/ JIM C. HODGES
                                                    ----------------------------
                                                 Name: Jim C. Hodges
                                                 Title: President